Exhibit 99.1

Press Release

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TIDEWATER INC. ● Pan-American Life Center ● 601 Poydras Street, Suite 1500 ● New Orleans, LA 70130 ● Telephone (504) 568-1010 ● Fax (888) 909-0946

Tidewater to Present at the Credit Suisse 23rd Annual Energy Summit

NEW ORLEANS, February 5, 2018 –Tidewater Inc. (NYSE: TDW) announced today that Larry T. Rigdon, President and CEO, Quinn P. Fanning, Chief Financial Officer, and Jason R. Stanley, Director, Investor Relations, will present at the Credit Suisse 23rd Annual Energy Summit in Vail, Colorado on Thursday, February 15, 2018, at approximately 8:40 a.m. Mountain time. The presentation will be available via real-time webcast at www.tdw.com.  Playback will be available on February 15, 2018, at approximately 9:40 a.m. Mountain time.  Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater owns and operates one of the largest fleets of Offshore Support Vessels in the industry, with over 60 years of experience supporting the offshore energy exploration and production activities worldwide.

To learn more, visit the Tidewater website at: www.tdw.com

CONTACT:  Tidewater Inc.

Quinn P. Fanning, Executive Vice President and Chief Financial Officer

713-470-5300

Jason Stanley, Director, Investor Relations

713-470-5292

SOURCE: Tidewater Inc.